                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            FRUIT OF THE LOOM, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                             [FRUIT OF THE LOOM LOGO]

           NOTICE OF ANNUAL ORDINARY GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 1999

To the Shareholders of
  FRUIT OF THE LOOM, LTD.:

     The Annual Ordinary General Meeting of Shareholders of Fruit of the Loom, Ltd. will be held at 10:00 a.m., Chicago time, on Tuesday, May 18, 1999 at The Metropolitan Club, 66th Floor, Sears Tower, 233 South Wacker Drive, Chicago, Illinois, for the following purposes:

          (1) To elect seven directors, two directors to be elected by the holders of Class A ordinary shares and five directors to be elected by the holders of Class A ordinary shares and the holders of Class B ordinary shares, voting together as a single class; and

          (2) To transact such other business as may properly be brought before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on March 22, 1999 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Ordinary General Meeting.

                                          By order of the Board of Directors,
                                          /s/ JOHN J. RAY III

                                          JOHN J. RAY III
                                          Vice President, General Counsel and
                                          Secretary

April 15, 1999

     ALL SHAREHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

                            FRUIT OF THE LOOM, LTD.
                              c/o 5000 SEARS TOWER
                             233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 876-1724

                                PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Fruit of the Loom, Ltd. (the "Company") for use at the Company's Annual Ordinary General Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., Chicago time, on Friday, May 18, 1999 at The Metropolitan Club, 66th Floor, Sears Tower, 233 South Wacker Drive, Chicago, Illinois, and at any adjournment thereof. This Proxy Statement and the accompanying proxy card are being sent to shareholders on or about April 15, 1999.

                           VOTING SECURITIES; PROXIES

     The shares represented by your proxy will be voted, and such vote will be in accordance with the instructions noted on your proxy card. You have the power to revoke your proxy at any time before it is voted by delivering written notice to the Secretary of the Company. In addition, shareholders attending the Annual Meeting may revoke their proxies at that time and vote in person at the Annual Meeting.

     On March 4, 1999, Fruit of the Loom, Inc. ("FOL") became a subsidiary of the Company, a Cayman Islands holding company, pursuant to a reorganization (the "Reorganization") approved by the stockholders of FOL on November 12, 1998. In connection with the Reorganization, all outstanding shares of Class A common stock of FOL were automatically converted into Class A ordinary shares ("Class A shares") of the Company and all outstanding shares of Class B common stock of FOL were automatically converted into shares of exchangeable participating preferred stock of FOL ("FOL Preferred Stock"). The holders of the FOL Preferred Stock also received, in the aggregate, four (4) Class B redeemable ordinary shares ("Class B shares") of the Company. Except as provided by law or the Company's Amended and Restated Memorandum of Association, the Class B shares, in the aggregate, have voting rights equal to five (5) times the number of shares of FOL Preferred Stock held by William Farley and his affiliates then outstanding. As of March 22, 1999, the record date for the annual meeting, there were 5,229,421 shares of FOL Preferred Stock outstanding and 66,851,070 Class A shares outstanding. Each Class B share had voting rights as of March 22, 1999 equivalent to 6,536,776.3 votes per share. All of the outstanding Class A shares and Class B shares are entitled to vote at the meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Memorandum of Association provides that holders of Class A shares, voting as a separate class, are entitled to elect that number of directors constituting at least 25% of the entire board. The holders of Class A shares and the holders of Class B shares, voting together as a single class, with each Class A share having one vote and each Class B share having 6,536,776.3 votes, are entitled to elect the remaining directors. Seven directors will be elected at the Annual Meeting, two of whom will be elected by the holders of Class A shares, voting as a separate class, and five of whom will be elected by the holders of Class A shares and Class B shares, voting together as a single class. Directors hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified.

     If no direction to the contrary is given, all proxies received by the Board of Directors of the Company (the "Board of Directors" or the "Board") from holders of Class A shares will be voted for the election of the persons shown below as the nominees of the Board of Directors. The Board of Directors has been advised that the holders of all Class B shares outstanding intend to vote all such shares for the election of the persons shown below as the nominees for election by the holders of Class A shares and Class B shares, voting together as a single class. It is expected that all of the nominees will be able to stand for election and be able to serve if elected. In the event that a vacancy in the slate of nominees should occur before the meeting, proxies will be voted for another person nominated by the Board of Directors.

INFORMATION AS TO NOMINEES

     The following tables set forth information as to the nominees for election as directors:

               NOMINEES FOR ELECTION BY HOLDERS OF CLASS A SHARES

NAME OF NOMINEE                             AGE   POSITION(S) WITH THE COMPANY AND PRINCIPAL OCCUPATION
---------------                             ---   -----------------------------------------------------
Omar Z. Al Askari(1)......................  49    Director; President and Chief Executive Officer of
                                                  United Technical Services and Chief Executive Officer
                                                  of United Eastern Investment Corp.
Mark H. McCormack(4)......................  68    Director; President and Chief Executive Officer of
                                                  International Management Group ("IMG").

             NOMINEES FOR ELECTION BY HOLDERS OF CLASS A SHARES AND
                           HOLDERS OF CLASS B SHARES

NAME OF NOMINEE                             AGE   POSITION(S) WITH THE COMPANY AND PRINCIPAL OCCUPATION
---------------                             ---   -----------------------------------------------------
William Farley(3)(4)......................  56    Director; Chairman of the Board, Chief Executive
                                                  Officer, President and Chief Operating Officer of the
                                                  Company.
Dennis S. Bookshester(1)(2)(3)............  60    Director; Chairman of Cutanix Corporation.
Henry A. Johnson..........................  80    Director; President of Henry A. Johnson & Associates.
A. Lorne Weil(2)(4).......................  53    Director; Chairman of the Board and Chief Executive
                                                  Officer of Autotote Corporation.
Sir Brian Wolfson(1)(2)(3)................  63    Director; Chairman of Natural Health Trends Corp.

---------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Member of Executive Committee

(4) Member of Pension Committee

     William Farley. Mr. Farley, age 56, has been Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of the Company since January 1998. Mr. Farley has been Chairman of the Board and Chief Executive Officer of FOL since May 1985. In February 1998, Mr. Farley was appointed to the positions of President and Chief Operating Officer of FOL. For more than five years, Mr. Farley has also been Chairman and Chief Executive Officer of Farley Industries, Inc. ("FII"). He has held substantially similar positions with Farley Inc. for more than the past five years. Mr. Farley has also been Chairman of the Board of Acme Boot Company, Inc. ("Acme Boot"), a subsidiary of Farley Inc., for more than the past five years.

     Omar Z. Al Askari. Mr. Al Askari, age 49, has been a director of the Company since January 1998, and has been a director of FOL since October 1993. Since 1980, Mr. Al Askari has served as President and Chief Executive Officer of United Technical Services, which sells and services engineered products for the oil field and construction industries in the United Arab Emirates. He also serves as Chief Executive Officer of United Eastern Investment Corp., which holds investments in privately held companies in the United States and the United Kingdom. Mr. Al Askari was Chairman of the Board of Plaid Clothing Group, Inc., a men's tailored clothing business, from October 1991 until December 1996. Plaid Clothing Group, Inc. voluntarily filed for protection from creditors under Chapter 11 of the Federal Bankruptcy Code in July 1995.

     Dennis S. Bookshester. Mr. Bookshester, age 60, has been a director of the Company since January 1998, and has been a director of FOL since May 1992. Mr. Bookshester served as a director of Farley Inc. from February 1997 until June of 1998. Mr. Bookshester currently serves as Chairman of Cutanix Corporation. He is also a director of Arthur Treachers, Inc., Evans, Inc., Playboy Enterprises, Inc. and Sundance Homes, Inc.

     Henry A. Johnson. Mr. Johnson, age 80, has been a director of the Company since January 1998, and has been a director of FOL since July 1988. For more than the past five years, Mr. Johnson has been President of Henry A. Johnson & Associates, a management consulting firm.

     Mark H. McCormack. Mr. McCormack, age 68, has been a director since January 1998, and has been a director of FOL since September 1997. Mr. McCormack has been President and Chief Executive Officer of IMG for more than the past five years. IMG is an athlete representation firm and promotional manager and owner of worldwide sporting and classical music events. Through its affiliated companies, IMG produces televised sports programming and distributes sports television rights. Mr. McCormack is also a Director of Gulfstream Aerospace Corporation and Planet Hollywood International, Inc.

     A. Lorne Weil. Mr. Weil, age 53, has been a director since January 1998, and has been a director of FOL since October 1991. Since 1990, Mr. Weil has been Chairman of the Board and Chief Executive Officer of Autotote Corporation, a manufacturer of products for the gaming industry. He is also a director of General Growth Properties, Inc.

     Sir Brian Wolfson. Sir Brian Wolfson, age 63, has been a director of the Company since January 1998, and has been a director of FOL since May 1992. Sir Brian Wolfson currently serves as Chairman of Natural Health Trends Corp. He was Executive Chairman of Wembley plc., a company engaged in the sports and entertainment industry, from January 1986 until September 1995. He is also a director of Autotote Corporation and Playboy Enterprises, Inc.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee and a Pension Committee. The Board does not have a standing nominating committee.

     The Audit Committee oversees the establishment and review of the Company's internal accounting controls, determines the Company's audit policies, reviews audit reports and recommendations made by the Company's internal auditing staff and its independent auditors, meets with the Company's independent auditors, oversees the Company's independent auditors and recommends the engagement of the Company's independent auditors.

     The Compensation Committee establishes, implements and monitors the Company's strategy, policies and plans for the compensation and benefits of all executive officers of the Company. The Compensation Committee administers the Company's 1987 Stock Option Plan, the Company's Executive Incentive Compensation Plan (the "1994 Plan"), the Company's 1995 Executive Incentive Compensation Plan (the "1995 EICP") and the Company's 1996 Incentive Compensation Plan (the "1996 ICP"). The Compensation Committee, among other things, determines the persons to whom stock options, stock appreciation rights and long-term incentives are granted and the price and/or terms of such options, rights and incentives.

     The Executive Committee may exercise the powers of the Board of Directors (other than certain powers specifically reserved to the full Board of Directors) in the management of the business and affairs of the Company in the intervals between meetings of the full Board of Directors.

     The Pension Committee establishes, implements and manages the benefits provided under the Company's qualified pension and 401(k) plan.

     In 1998, Messrs. Al Askari, Bookshester and Wolfson served on the Audit Committee; Messrs. Bookshester, Weil and Wolfson served as members of the Compensation Committee; Messrs. Bookshester, Farley and Wolfson served as members of the Executive Committee, and Messrs. Farley, McCormack and Weil served as members of the Pension Committee.

     During 1998, the Board of Directors held eight meetings, the Audit Committee held four meetings, the Compensation Committee held six meetings and the Executive Committee met once. The Pension Committee, which was formed in 1998, did not meet during that year. During 1998, all of the incumbent directors except Mr. McCormack attended greater than 75% of the total number of meetings of the Board of Directors. During 1998, all of the incumbent directors attended greater than 75% of the total number of meetings of any committees of the Board on which they served.

COMPENSATION OF DIRECTORS

     Each director who is not also an employee of the Company receives an annual cash retainer of $41,000 and receives $1,000 for each meeting of the Board of Directors that he attends and $1,000 for each committee meeting that he attends, except as otherwise established. Non-employee directors may elect to forego all or a portion of their annual cash retainers for a specified period in exchange for option grants. Effective February 13, 1997, certain non-employee directors elected to forego one-half of their annual cash retainers for a four-year period and, in exchange, each received a ten-year, non-qualified option grant effective February 13, 1997 to purchase 10,000 shares of Class A shares at $41.00 per share. Such options vest monthly at the rate of 2.083% per month commencing April 1, 1998. Under the Company's 1995 Non-Employee Director Stock Plan (the "1995 Directors Plan"), each new non-employee director receives an initial grant of 2,500 restricted stock units to be settled by delivery of Class A shares or an amount of cash equal to the closing price as of the settlement date. Each continuing director receives an annual grant of 2,500 restricted stock units. Restricted stock units vest after a two-year service period.

     The Company provides no retirement benefits to non-employee directors. Directors who are also employees of the Company receive no additional compensation from the Company for services rendered in their capacity as directors.

                                    *  *  *

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of Class A shares and Class B shares, the percentage of each class and the percentage of total voting power of the Company beneficially owned as of March 22, 1999 by (i) each director of the Company, (ii) the Named Officers appearing in the table below (as defined on page 8), (iii) all directors and current executive officers as a group, and (iv) to the knowledge of the Board of Directors, each person owning more than 5% of a class of the Company's voting securities. Except as otherwise indicated, each beneficial owner has sole voting and investment power. This table reflects shares issuable upon the exercise of options which are exercisable within 60 days of March 22, 1999.

                                       CLASS A SHARES                      CLASS B SHARES
                                    ---------------------        ----------------------------------
                                                                                        PERCENT OF
                                                 PERCENT                   PERCENT     TOTAL VOTING
                                     NUMBER      OF CLASS        NUMBER    OF CLASS      POWER(1)
                                    ---------    --------        ------    --------    ------------
  FMR Corp......................    1,861,425(2)    2.8%            --         --           2.0%
    82 Devonshire Street
    Boston, MA 02109
  Merrill Lynch & Co.
    Incorporated................    4,665,419(3)    7.0%            --         --           5.0%
    World Financial Center,
    North Tower
    250 Versey Street
    New York, NY 10381
  Dreman Value
    Management, LLC.............    3,869,815(4)    5.8%            --         --           4.2%
    10 Exchange Place
    Jersey City, NY 07302
  J.P. Morgan & Co.
    Incorporated................    2,769,300(5)    4.1%            --         --           3.0%
    60 Wall Street
    New York, NY 10260
  Farley Inc....................      454,855       0.7%          2.08       52.0%         15.1%
    5000 Sears Tower
    233 South Wacker Drive
    Chicago, IL 60606
  William Farley................    1,778,780(6)    2.7%(7)       1.92       48.0%         15.4%
    5000 Sears Tower
    233 South Wacker Drive
    Chicago, IL 60606
  Omar Z. Al Askari.............       21,624(8)        *           --         --              *
  Dennis S. Bookshester.........       21,499(9)        *           --         --              *
  Henry A. Johnson..............       16,000(10)       *           --         --              *
  Mark McCormack................           --           *           --         --              *
  A. Lorne Weil.................       20,124(11)       *           --         --              *
  Sir Brian Wolfson.............       13,500(12)       *           --         --              *
  Brian J. Hanigan..............       24,042(13)       *           --         --              *
  Richard C. Lappin.............      428,245(14)       *           --         --              *
  G. William Newton.............       29,145(15)       *           --         --              *
  John J. Ray III...............       11,666(16)       *           --         --              *
  John W. Salisbury, Jr.........       47,986(17)       *           --         --              *
  Felix Sulzberger..............       33,333(18)       *           --         --              *
  Larry K. Switzer..............      269,267(19)       *           --         --              *
  Edgar Turner..................       16,666(20)       *           --         --              *

                                       CLASS A SHARES                      CLASS B SHARES
                                    ---------------------        ----------------------------------
                                                                                        PERCENT OF
                                                 PERCENT                   PERCENT     TOTAL VOTING
                                     NUMBER      OF CLASS        NUMBER    OF CLASS      POWER(1)
                                    ---------    --------        ------    --------    ------------
  Vincent Tyra..................       24,251(21)       *           --         --              *
  All directors and executive
    officers as a group
    (14 persons)................    2,513,471(22)    3.8%            4        100%         30.8%

---------------

*    Less than 1%

(1) Each Class A share has one vote and each Class B share has 6,536,776.3 votes. This column shows the combined voting power of all Class A shares and Class B shares beneficially owned by each of the listed persons.

(2) As reported on a Schedule 13G filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson on March 10, 1999. According to such Schedule 13G, FMR Corp. has sole voting power over 48,025 shares and sole dispositive power over 1,861,425 shares. Edward C. Johnson 3d and Abigail P. Johnson have shared and sole dispositive power over 1,861,425 shares.

(3) As reported on a Schedule 13G filed by Merrill Lynch & Co. Incorporated on February 8, 1999. According to such Schedule 13G, Merrill Lynch & Co. Incorporated has shared and dispositive power over 4,665,419 shares.

(4) As reported on a Schedule 13G filed by Dreman Value Management L.L.C. on January 22, 1999. According to such Schedule 13G, Dreman Value Management, L.L.C. has sole voting power over 216,455 shares, shared voting power over 108,800 shares and sole dispositive power over 3,869,815 shares.

(5) As reported on a Schedule 13G filed by J.P. Morgan & Co. Incorporated on December 31, 1998. According to such Schedule 13G, J.P. Morgan & Co. Incorporated has sole voting power over 1,953,000 shares, shared voting power of 1,500 shares, sole dispositive power over 2,765,500 shares and shared dispositive power over 2,900 shares.

(6) Excludes 4,980,501 Class A shares issuable upon the exchange of Mr. Farley's and Farley Inc.'s FOL Preferred Stock for the Company's Class A shares, which are exchangeable based upon the ratio of .9524 Class A shares for each share of FOL Preferred Stock exchanged. Includes 1,778,760 Class A shares currently issuable upon exercise of options granted to Mr. Farley under the Company's stock option plans. Excludes 995,864 Class A shares held by a master trust, which includes the assets of the pension plans of all affiliated companies managed by Mr. Farley, the voting of which shares is controlled or managed by Mr. Farley in his capacity as the investment committee with respect to each such plan. Mr. Farley disclaims beneficial ownership of the shares held in the master trust.

(7) Excludes 2.08 Class B shares owned by Farley Inc. shown elsewhere in the table. Also excludes 454,855 Class A shares owned by Farley Inc. shown elsewhere in the table. Mr. Farley owns 100% of the stock of Farley Inc.

(8) Includes 5,000 Class A shares held by United Technical Services and 1,000 Class A shares held by United Eastern Investment Corp. (both companies are controlled by Mr. Al Askari). Includes 14,999 Class A shares currently issuable upon the exercise of options granted to Mr. Al Askari by the Company.

(9) Includes 1,000 Class A shares which are owned by the Dennis S. Bookshester Revocable Trust dated February 17, 1989. Includes 17,499 Class A shares currently issuable upon the exercise of options granted to Mr. Bookshester by the Company.

(10) Includes 1,000 Class A shares owned by Mr. Johnson's spouse, the beneficial ownership of which is disclaimed by Mr. Johnson. Includes 12,500 Class A shares currently issuable upon the exercise of options granted to Mr. Johnson by the Company.

(footnotes continue on the following page)

(11) Includes 17,499 Class A shares currently issuable upon the exercise of options granted to Mr. Weil by the Company.

(12) Includes 12,500 Class A shares currently issuable upon the exercise of options granted to Sir Brian Wolfson by the Company.

(13) Includes 24,042 Class A shares currently issuable upon the exercise of options granted to Mr. Hanigan by the Company.

(14) Includes 31,700 Class A shares held jointly with his spouse and 396,545 Class A shares currently issuable upon the exercise of options granted to Mr. Lappin by the Company.

(15) Includes 28,104 Class A shares currently issuable upon the exercise of options granted to Mr. Newton by the Company.

(16) Includes 11,666 Class A shares currently issuable upon the exercise of options granted to Mr. Ray by the Company.

(17) Includes 41,666 Class A shares currently issuable upon the exercise of options granted to Mr. Salisbury by the Company.

(18) Includes 33,333 Class A shares currently issuable upon the exercise of options granted to Mr. Sulzberger by the Company.

(19) Includes 269,267 Class A shares currently issuable upon the exercise of options granted to Mr. Switzer by the Company.

(20) Includes 16,666 Class A shares currently issuable upon the exercise of options granted to Mr. Turner by the Company.

(21) Includes 21,666 Class A shares currently issuable upon the exercise of options granted to Mr. Tyra by the Company.

(22) Includes 2,030,920 Class A shares currently issuable upon the exercise of options granted by the Company and 1,000 Class A shares owned by the spouse of a director, beneficial ownership of which is disclaimed by such director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), requires the Company's officers, directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Based solely on a review of the forms it has received and on representations from certain reporting persons that no such forms were required for them, the Company believes that during 1998 all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons, except that due to administrative error, Mr. Newton filed a late Form 4 with respect to a stock option exercise and sale.

                             EXECUTIVE COMPENSATION

INTRODUCTION

     The following table provides information concerning the annual and long-term compensation amounts for the fiscal years ended January 2, 1999 and December 31, 1997 and 1996 of those persons who were at January 2, 1999 (i) the Chief Executive Officer, (ii) the four other most highly compensated executive officers of the Company (collectively, with the Chief Executive Officer, the "Named Officers") and (iii) two other individuals who would have been considered as the most highly compensated executive officers of the Company if they were executive officers as of January 2, 1999. No other individuals are required to be included in the table. For convenience of reference, the Summary Compensation Table set forth herein and compensation and stock ownership data set forth elsewhere in this proxy statement refers only to the Company, notwithstanding that payments or benefits were directly paid from FOL, a subsidiary of the Company subsequent to the Reorganization. Prior to the Reorganization, the executive officers of the Company were executive officers of FOL. In connection with the Reorganization, the Company assumed all of the benefit and stock based compensation programs of FOL.

     For Messrs. Lappin and Switzer, the compensation figures in the table for 1996 represent the total compensation paid by FII to such Named Officers who were employees of FII until March 31, 1996 and the total compensation paid by FOL to such Named Officers from April 1 to December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                           ANNUAL COMPENSATION                     COMPENSATION
                               --------------------------------------------   -----------------------
                                                                                           SECURITIES
                                                                  OTHER       RESTRICTED   UNDERLYING
                                                                  ANNUAL        STOCK       OPTIONS/       LTIP
NAME AND                               SALARY       BONUS      COMPENSATION     AWARDS        SARS       PAYOUTS      ALL OTHER
PRINCIPAL POSITION             YEAR     ($)          ($)           ($)           ($)       (# SHARES)      ($)       COMPENSATION
------------------             ----   --------    ----------   ------------   ----------   ----------   ----------   ------------
William Farley...............  1998   $550,000(1) $        0     $238,289(2)  $        0   1,545,800    $        0    $   21,775(3)
 Chairman of the Board,        1997          0             0      145,591              0     940,000             0        19,377
 Chief Executive Officer,      1996    950,000     1,900,000      152,786      5,757,000     605,800     2,317,163        30,057
 President and Chief
 Operating Officer
Felix Sulzberger.............  1998    365,000        50,000       83,114(4)           0      25,000             0             0
 President -- European         1997     48,139             0      325,000        861,875      75,000             0             0
 Operations
Larry K. Switzer.............  1998    369,231             0        6,431(6)           0           0             0     1,070,786(7)
 Former Executive Vice         1997    599,615             0       28,107              0     176,000             0         4,130
 President and Chief           1996    500,000       585,000       35,513      1,969,500     134,000       605,325        14,743
 Financial Officer(5)
John W. Salisbury, Jr........  1998    350,000        50,000       60,383(8)           0     175,000             0             0
 President -- Retail           1997    107,692        75,000       16,104              0      75,000             0             0
Richard C. Lappin............  1998    285,827             0        8,809(9)           0           0             0         9,510(3)
 Former President and          1997    834,760             0       31,860              0     293,500             0         7,917
 Chief Operating Officer(5)    1996    775,000       976,500      230,926      3,287,550     231,600       834,300        41,000
G. William Newton............  1998    250,000        50,000       13,502(10)          0      37,567             0        10,380(3)
 Vice President --             1997    250,000        15,000       62,108              0      12,500             0           684
 Finance, Acting Chief         1996    250,000       202,500        5,340        782,400      45,200             0           617
 Financial Officer
Vincent J. Tyra..............  1998    250,000        50,000       14,607(11)          0     110,000             0             0
 President -- Activewear       1997     76,923        75,000       34,566              0      35,000             0             0

---------------

(1) Mr. Farley elected to forego $950,000 of salary earned as Chairman of the Board and Chief Executive Officer in 1997, 1998 and 1999 in consideration of the grant of options in 1997 under the terms of the Executive Equity Investment Program. In fiscal year 1998, Mr. Farley assumed the additional duties of President and Chief Operating Officer for which the Board agreed to increase his compensation to the annual rate of $1,500,000. Because he agreed to forego $950,000 of salary, he received $550,000 in fiscal year 1998.

(2) Includes $108,524 of tax reimbursements, $86,634 of estate planning fees and other payments.

(3) Represents split dollar and term life insurance premiums paid by the Company for the benefit of Messrs. Farley, Lappin and Newton and, in the case of Mr. Newton, $9,608 in earnings on deferred compensation.

(4) Includes housing and car allowances of $42,349 and $25,473, respectively, and other payments.

(footnotes continue on the following page)

(5) Messrs. Lappin and Switzer ceased to be executive officers in January 1998 and August 1998, respectively.

(6)  Includes medical, dental and tax reimbursements.

(7) Includes severance payments of $1,068,806 paid to Mr. Switzer in 1998 and split dollar life insurance premiums.

(8) Includes $28,863 of tax reimbursements, $29,136 in relocation expense reimbursement and other payments.

(9) Includes $6,175 of tax reimbursement and reimbursement of deductible for medical and dental plan.

(10) Includes $12,238 paid to Mr. Newton in lieu of participation in the Company's qualified deferred contribution plan and other perquisites.

(11) Includes $7,165 of tax reimbursements and $7,293 in use of Company automobile and other payments.

                             OPTION GRANTS IN 1998

     The following table sets forth certain information concerning stock options granted during 1998 by the Company to the Named Officers. The hypothetical grant date present values shown in the last column below for stock options granted in 1998 are presented pursuant to the rules of the SEC and are calculated under the Modified Black-Scholes Option Pricing Model for pricing options. The Company is not aware of any model or formula that will determine with reasonable accuracy present values for stock options. The actual pre-tax amount, if any, realized upon the exercise of any stock option will depend upon the excess, if any, of the market price of the Class A shares over the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the hypothetical present values of the stock options reflected in this table will be realized. The Company did not grant any stock appreciation rights in 1998.

                               INDIVIDUAL GRANTS

                           NUMBER OF       PERCENT OF
                           SECURITIES    TOTAL OPTIONS
                           UNDERLYING      GRANTED TO     EXERCISE OR                        GRANT DATE
                            OPTIONS       EMPLOYEES IN    BASE PRICE                      PRESENT VALUE(2)
NAME                       GRANTED(#)    FISCAL YEAR(1)    ($/SHARE)    EXPIRATION DATE         ($)
----                       ----------    --------------   -----------   ---------------   ----------------
William Farley...........  1,545,800(3)      38.3%          $19.125       11/10/2002         $8,246,225
Richard C. Lappin........         --            --
Larry K. Switzer.........         --            --
Felix Sulzberger.........     25,000(4)       0.8%          $30.125        2/24/2008            348,375
John W. Salisbury, Jr....     50,000(4)       1.2%          $30.125        2/24/2008            696,750
                             125,000(3)       3.1%          $19.125       11/10/2002            666,825
G. William Newton........      5,000(5)       0.1%          $30.125        2/24/2008             69,675
                              32,567(3)       0.8%          $19.125       11/10/2002            173,732
Vincent J. Tyra..........     30,000(4)       0.7%          $30.125        2/24/2008            418,050
                              15,000(6)       0.4%          $19.188        9/10/2008            137,987
                              65,000(3)       1.6%          $19.125       11/10/2002            346,749

---------------

(1) Options were granted to employees during 1998 to purchase a total of 4,037,059 shares.

(2) The hypothetical grant date present values are calculated under the modified Black-Scholes Option Pricing Model, which is a mathematical formula used to value options traded on stock

(footnotes continue on the following page) exchanges. This formula considers a number of factors in hypothesizing an option's present value. Range of factors used to value 1998 option grants include the stock's expected volatility rate (53.0%, 38.9% and 44.3% for those options expiring November 10, 2002, February 24, 2008 and September 10, 2008, respectively), risk free rate of return (4.50%, 5.64% and 4.66% for those options expiring November 10, 2002, February 24, 2008 and September 10, 2008, respectively), dividend yield (0% for all options), projected time of exercise (3.5 years for those options expiring November 10, 2002, and 7 years for those options expiring February 24, 2008 and September 10, 2008) and projected risk of forfeiture rate for vesting period (5% per annum).

(3) These special options were granted under the 1995 EICP for a four-year term at an exercise price equal to 120% of the closing price of the Class A shares on the date of grant and become exercisable in three equal annual installments beginning on November 10, 1999.

(4) These options were granted under the 1996 ICP for a ten-year term at an exercise price equal to 100% of the closing price of the Class A shares on the date of grant and become exercisable in three equal annual installments beginning on February 24, 1999.

(5) This option was granted under the 1995 EICP for a ten-year term at an exercise price equal to 100% of the closing price of the Class A shares on the date of grant and becomes exercisable in three equal annual installments beginning on February 24, 1999.

(6) This option was granted under the 1995 EICP for a ten-year term at an exercise price equal to 100% of the closing price of the Class A shares on the date of grant and becomes exercisable in three equal annual installments beginning on September 10, 1999.

                    AGGREGATED OPTION/SAR EXERCISES IN 1998
                   AND 1998 FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth certain information concerning the number and value of stock options held by the Named Officers at January 2, 1999. None of the Named Officers received any Company stock appreciation rights in 1998.

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                 OPTION/SARS AT                OPTIONS/SARS AT
                                SHARES                         JANUARY 2, 1999(#)           JANUARY 2, 1999(1)($)
                             ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                         EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ------------   ------------   -----------   -------------   -----------   -------------
William Farley.............         --              --      1,342,847      2,634,983     $        0     $        0
Richard C. Lappin..........         --              --        396,545              0              0              0
Larry K. Switzer...........         --              --        269,267              0              0              0
Felix Sulzberger...........         --              --         25,000         75,000              0              0
John W. Salisbury, Jr......         --              --         25,000        225,000              0              0
G. William Newton, Jr......     25,275        $327,000          7,204         67,043              0              0
Vincent J. Tyra............         --              --         11,666        133,334              0              0

---------------

(1) Values are calculated by subtracting the exercise price from the closing price of Class A shares on the New York Stock Exchange on December 31, 1998 (the last trading day of the 1998 fiscal year), which was $13.8125.

                                 PENSION PLANS

     All of the Company's executive officers are covered by the qualified pension plan for the Company's operating company employees (the "Pension Plan") and the nonqualified excess benefit plan which covers certain employees of FOL (the "Supplemental Benefit Plan," together with the Pension Plan referred to as the "FOL Plan"). The Pension Plan covers all employees of the Company and its participating subsidiaries after the completion of one year of service and the attainment of age 21.

     The following table indicates the approximate amounts of annual retirement income that would be payable under the FOL Plan to the Company's executive officers based on various assumptions as to compensation and years of service for certain employees, assuming benefits are computed under a straight life annuity formula and assuming benefits are not restricted due to limitations imposed by Sections 401(a)(17), 401(a)(5) and 401(1) or 415 of the Internal Revenue Code of 1986, as amended (the "Code"), discussed below. These amounts do not assume any offsets under the retirement plan of Farley Inc. in which Mr. Farley participated prior to January 1, 1992 and in which Mr. Lappin participated prior to April 1, 1996. There is no social security or other offset deducted from the amounts shown.

                            PENSION PLAN TABLE(1)(2)

                                   15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
COMPENSATION                      OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE
------------                      ----------   ----------   ----------   ----------   ----------
$  300,000......................   $ 81,298     $108,397     $135,496     $145,658     $155,821
   400,000......................    109,798      146,397      182,996      196,721      210,446
   500,000......................    138,298      184,397      230,496      247,783      265,071
   600,000......................    166,798      222,397      277,996      298,846      319,696
   700,000......................    195,298      260,397      325,496      349,908      374,321
   800,000......................    223,798      298,397      372,996      400,971      428,946
   900,000......................    252,298      336,397      420,496      452,033      483,571
 1,000,000......................    280,798      374,397      467,996      503,096      538,196
 1,100,000......................    309,298      412,397      515,496      554,158      592,821
 1,200,000......................    337,798      450,397      562,996      605,221      647,446
 1,300,000......................    366,298      488,397      610,496      656,283      702,071
 1,400,000......................    394,798      526,397      657,996      707,346      756,696
 1,500,000......................    423,298      564,397      705,496      758,408      811,321
 1,600,000......................    451,798      602,397      752,996      809,471      865,946
 1,700,000......................    480,298      640,397      800,496      860,533      920,571
 1,800,000......................    508,798      678,397      847,996      911,596      975,196

---------------

(1) Assumes individual retires at age 65 on December 31, 1998 with indicated years of service and further assumes covered compensation as it was determined in 1998, which was $31,200, as updated each year by the Internal Revenue Service for annual covered compensation. The annual covered compensation for 1999 will increase to $33,100.

(2) Maximum pension limits for 1996, 1997, 1998 and 1999 under Section 415 of the Code, were $120,000, $125,000, $130,000 and $130,000 respectively.
    Amounts in excess of these limits are paid under the Supplemental Benefit Plan.

     Contributions to the Pension Plan, which are made by the Company and its participating subsidiaries, are computed on an actuarial basis and, as such, individual employee payments or accruals cannot be calculated. Compensation covered by the Pension Plan generally consists of all compensation paid to a participant for personal services rendered as an employee of the Company or a participating subsidiary, but excludes bonuses, deferred compensation and certain other payments under benefit programs. Compensation used to determine benefits under the FOL Plan for each of the Named Officers for 1998 equals the respective amounts shown in the Salary column of the Summary Compensation Table. The Pension Plan provides that participants' benefits fully vest after five years of service or the attainment of age 65.

     The Pension Plan retirement benefits are computed at the rate of 1% of a participant's final average base compensation (the average of the highest five consecutive full plan years of base compensation during the last ten plan years of service) plus either .75%, .70% or .65% (depending on the participant's social security retirement age) of the participant's final average base compensation in excess of the average social security wage base for the 35-year period preceding the participant's social security retirement age. The resulting sum is multiplied by the participant's years of service up to 25 years and is then increased by 1.5% for each year of service over 25 years.

     Under Section 401(a)(17) of the Code, a participant's compensation under a qualified retirement plan was limited to a maximum annual amount of $160,000 for 1998. For 1999, this amount remains at $160,000. Amendments made to Sections 401(a)(5) and 401(l) of the Code by the Omnibus Budget Reconciliation Act of 1993 reduced the amount of permitted disparity between benefits provided under a qualified pension plan with respect to a participant's compensation up to the average social security wage base and the benefits provided with respect to compensation above the average social security wage base. Under Section 415 of the Code, a participant's annual benefit was limited to $130,000 for 1998 and 1999. For officers of the Company, any reduction in benefits under the Pension Plan caused by these three limitations will be made up dollar-for-dollar by benefits under the Supplemental Benefit Plan. Non-officer participants in the Pension Plan will receive benefits under the Supplemental Benefit Plan in an amount equal to the reduction in benefits under the Pension Plan attributable to
Section 401(a)(17) of the Code limitation on compensation and Section 415 of the Code limitation on annual pension benefits.

     The estimated number of years of service credited for Messrs. Farley, Sulzberger, Salisbury, Newton and Tyra under the FOL Plan is 16, 1, 1, 4 and 1 years, respectively. Years of service for Mr. Farley includes his years of service with FII.

     The Company established the Supplemental Executive Retirement Plan (the "FOL SERP") on January 1, 1995 for certain officers, including Messrs. Farley and Newton.

     The FOL SERP provides for retirement benefits equal to the excess of (a) over (b), where: (a) equals the product of 1.9% of the participant's final average FOL SERP compensation (the average of the highest five consecutive full plan years of base compensation plus short-term bonuses during the last ten plan years of service, without applying the dollar limitation of Section 401(a)(17) of the Code and the number, not in excess of 25, of the Participant's Benefit Accrual Years of Service (defined as the sum of (1) the number of years of service after December 31, 1994 that would be credited to the participant under the Pension Plan and (2) the number of additional years of service credited to the participant by the Compensation Committee), increased by 1.5% for each Benefit Accrual Year of Service in excess of 25; and (b) equals the participant's primary social security benefit. The FOL SERP benefit is further reduced by a portion of the benefit paid under the FOL Plan and the Farley Inc. retirement plan in the case of Messrs. Farley and Lappin.

     The estimated annual benefits payable under the FOL SERP upon retirement at normal retirement age, assuming pay increases of 5% per year, for Messrs. Farley and Newton are $1,241,410 and $146,138, respectively. In connection with Mr. Switzer's termination, he received benefits under the FOL SERP in the amount of $1,266,834 and benefits under the Supplemental Benefit Plan in the amount of $177,132.

     Additional Benefit Accrual Years of Service were given to selected participants in the FOL SERP. The estimated number of Benefit Accrual Years of Service at December 31, 1998 credited for Messrs. Farley and Newton are 20 and 8 years, respectively.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements (each an "Agreement" and collectively, the "Agreements") with certain of the officers, including certain of its executive officers. The Agreements generally provide for payment of an annual base salary that will be reviewed each year and may not be decreased from the amount in effect in the previous year. The Agreements also give the participating officer the right to continue to participate in employee benefit programs at not less than historical levels, and in the case of Mr. Farley, life insurance equal to ten times his annual rate of base salary. The Agreements impose on the officers certain post-termination non-competition and confidentiality obligations. The Agreements require officers to devote substantial time to the Company's business, consistent with their duties, but permits them to devote time to other business interests as well, as limited by the terms of the Agreement.

     The Agreements provide for certain payments and benefits upon termination of employment in addition to those previously accrued. If employment terminates due to normal retirement, approved early retirement, death or disability, the participating officers will receive: (i) in lieu of annual incentive compensation for that year, an amount equal to the average annual incentive compensation paid in the three preceding years or executive's target annual incentive compensation, if greater, prorated to reflect the part of the year completed before termination, (ii) in settlement of outstanding long-term incentives such as performance shares or units, cash calculated assuming maximum performance in case of death or disability, or target performance in case of retirement, prorated to reflect the part of the performance period completed before termination and with vesting accelerated and (iii) in case of disability, continued participation in employee benefit plans until age 65.

     In the case of Mr. Farley, if his employment is terminated by the Company other than for cause or by Mr. Farley for good reason, Mr. Farley will receive:
(i) if such termination precedes a change in control, an amount equal to his then-current rate of annual salary plus the average of the annual incentive compensation awards paid to him in the three years prior to his termination, or if Mr. Farley did not receive incentive compensation in such years, the target annual incentive compensation in such years, multiplied by five, reduced pro rata to the extent the number of full months remaining until Mr. Farley reaches age 65 is less than sixty months, plus the amount specified in clause (i) of the preceding paragraph; or (ii) if termination follows a change in control, an amount equal to his then-current rate of annual salary plus an amount equal to the greater of the average of the three highest annual incentive compensation awards paid to him during the last ten calendar years or the current maximum annual incentive opportunity reduced pro rata to the extent the number of full months remaining until Mr. Farley reaches age 65 is less than 60 months, multiplied by five, plus the amount specified in clause (i) of the preceding paragraph, except the amount shall not be subject to proration.

     In the case of other participating officers, if their employment is terminated by the Company other than for cause, or by the participating executive for good reason, such officer will receive: (x) if such termination precedes a change in control, an amount equal to his then current salary plus an assumed annual incentive of 50% thereof ("Total Severance"), multiplied by two; and (y) if such termination follows a change in control, an amount equal to his Total Severance multiplied by three. In the case of Mr. Farley and other participating officers, if such termination follows a change in control, a lump-sum cash payment of the present value of accrued benefits under any supplemental pension plan if such benefits are not fully funded or secured, and continued participation in employee benefit plans for three years (five years in the case of Mr. Farley). If payments following a change in control are subject to the "golden parachute" excise tax, the Company will pay Mr. Farley and the participating officers an additional "gross-up" amount so that their after-tax benefits are the same as if no excise tax had applied. The Company must continue indemnification and officers' and directors' liability insurance during the officer's employment and for up to six years thereafter and reimburse the officers for expenses incurred in good faith in enforcing the Agreement. Mr. Sulzberger has an agreement providing that if his employment is terminated, other than for cause, he is entitled to receive two years salary continuation, plus any unvested shares of restricted stock previously granted to him become fully vested.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee is composed entirely of outside independent directors, none of whom is currently or was formerly an officer or employee of the Company or any of its subsidiaries or affiliates.

     The Compensation Committee is responsible for establishing, implementing and monitoring the Company's strategy, policies and plans for the compensation of all executive officers of the Company. The Company's strategy is (i) to attract high-caliber management talent at both the entry and mid-career levels to meet the organization's executive resource needs, (ii) to retain top-performing executives at the corporate level and in each of the subsidiaries and business units, (iii) to provide compensation opportunities that are fair and competitive with those provided by comparable organizations, (iv) to motivate and reward its executives based on corporate, subsidiary, business unit and individual annual and long-term business performance, strategic progress and the creation of shareholder value, (v) to create a mutuality of interest with the Company's shareholders, by linking a major portion of total compensation to the business and stock performance of the Company, and (vi) to ensure that the Company's compensation expenditures are cost and tax-effective and in compliance with applicable regulatory requirements.

     In accordance with the responsibilities delegated by, and subject to the oversight of, the Board of Directors, at the beginning of each year the Compensation Committee reviews the Company's overall corporate strategy and objectives which are subject to approval by the Board of Directors. These form the basis both for supporting corporate, subsidiary and business unit annual performance goals which are subject to Compensation Committee review and approval at the beginning of each year and for executive officer performance initiatives. Based on this review, the Compensation Committee in its sole discretion determines the Company's total compensation structure for the year, including the elements and level of compensation opportunities and the variable portion of "at risk" pay for performance and equity participation in light of marketplace pay levels and practices. After year-end, results achieved and strategic progress at the corporate, subsidiary, business unit and individual levels are assessed by the Compensation Committee, relative to previously approved goals and taking into consideration prevailing economic and business conditions and opportunities, performance by comparable organizations and shareholder value. No particular weightings are assigned by the Compensation Committee to any such factors.

     The Compensation Committee has been assisted in its review and evaluation by executive compensation consultants retained by the Compensation Committee to serve as outside experts in the discharge of its responsibilities. The consultants provide advice to the Compensation Committee with respect to the effectiveness, appropriateness and regulatory compliance status of the Company's executive incentive plans, and the competitiveness of compensation paid to executive officers of the Company, including the Chief Executive Officer. In doing so, the consultants review with the Compensation Committee survey data regarding compensation practices and payments by comparable organizations and the relationship of executive officer pay to performance and shareholder value. The comparator organizations selected by the Compensation Committee for this purpose include (i) seven major apparel companies, six of which are included in the Value Line Apparel Industry Index appearing in the Performance Graph, and
(ii) 14 other major non-durable consumer products companies of comparable size to the Company (i.e., companies in the same size range producing a broad range of products for retail sale to the general public). The comparator groups are regarded by the Company as the marketplace for critical management talent for the Company.

     Total compensation for target performance under the Company's compensation program for executive officers in 1998 was generally positioned at average or median up to the 90th percentile of the comparator groups, depending upon each officer's position or level and the degree of difficulty and challenge associated with the year's performance objectives. The Compensation Committee has balanced the program with a high proportion of compensation based on variable performance incentives so that actual annual and long-term compensation levels will vary from year to year below and above those of the comparator groups directly with results achieved by the Company and the individual.

1998 COMPENSATION

     The Company's 1998 compensation program at target performance for its executive officers, including the Chief Executive Officer, was comprised of base salary, annual cash incentives, stock options and performance units. In 1998, about 90% of the total compensation at target performance of the Chief Executive Officer was variable, based on annual business and long-term stock performance, and approximately 75% of the total compensation at target performance of executive officers as a group was variable based on the same factors.

     BASE SALARY. Salaries are established in consideration of the competitive marketplace (as discussed above) at the appropriate level relative to the responsibilities, experience and individual performance of each executive officer, in addition to overall corporate financial circumstances. Base salaries are generally subject to annual review for adjustment by the Compensation Committee. The Chief Executive Officer elected to forego $950,000 of salary earned as Chairman of the Board and Chief Executive Officer in 1997, 1998 and 1999 in consideration of the grant of options in 1997 under the terms of the Executive Equity Investment Program (described below). In fiscal year 1998, the Chief Executive Officer assumed the additional duties of President and Chief Operating Officer for which the Board agreed to increase his compensation to the annual rate of $1,500,000. Because he agreed to forego $950,000 of salary, he received $550,000 in fiscal year 1998. The salaries of the Company's other executive officers were not increased in 1998 from 1997 levels.

     ANNUAL CASH INCENTIVES. Under the 1995 EICP, the Chief Executive Officer and the other executive officers were eligible to receive cash incentive awards based upon achievement of specified earnings levels in 1998. Upon achievement of targeted levels of performance, the Chief Executive Officer was eligible to receive a cash award equal to 100% of his 1998 base salary and other executive officers were eligible to receive cash awards equal to specified percentages up to 50% of their base salaries. Upon achievement of maximum performance levels, the Chief Executive Officer was eligible to receive a cash award of 200% of his base salary and other executive officers were eligible to receive cash awards equal to specified percentages up to 90% of their base salaries.

     Although the Company reported a profit of $1.88 per share for 1998 as compared to a net loss in the prior year, due to below threshold consolidated corporate earnings for 1998, nominal amounts were awarded to the executive officers based on individual and business unit performance and as of the date of this Proxy Statement, no amounts have been determined for the Chief Executive Officer with respect to 1998 performance.

     1995 EXECUTIVE INCENTIVE COMPENSATION PLAN. The 1995 EICP provides for the grant of stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock, dividend equivalents, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property ("Awards"). The Board of Directors believes that the 1995 EICP provides effective means to attract, retain and reward executives and other key employees of high quality and provides the Compensation Committee, which administers the 1995 EICP, with the flexibility to structure executive compensation so as to grant performance incentives that motivate the Company's executives to expend their maximum efforts in the creation of long-term shareholder value.

     The Compensation Committee regularly makes stock option and long term performance grants at the beginning of each fiscal year to the Company's executive officers and other key employees throughout the Company. The size of long term performance and stock option grants are determined on an individual, discretionary basis in consideration of prior year corporate results and each recipient's performance, contributions and responsibilities without assigning specific weight to any factor. In addition, the Compensation Committee considers long-term incentive and equity grant levels among the comparator groups.

     The Compensation Committee does not predesignate a specific size for aggregate performance unit and stock option awards to executive officers as a group. Neither does the Compensation Committee consider stock holdings, prior option grants and other long-term awards or the appreciation thereon when making future stock option and long-term award determinations, nor does the Compensation Committee have a specific policy as to the portion of total compensation represented by stock options and other long-term equity awards.

     Four executive officers, including the Chief Executive Officer, received regular long term grants in the form of performance restricted stock under the 1995 EICP to be earned based upon 1998 earnings per share goals for the Chief Executive Officer and 1998 operating earnings goals for the other executive officers. Each earned performance restricted share entitled the participant to receive one restricted share of Class A Common Stock subject to future vesting requirements. No shares were earned based on 1998 performance.

     In February 1997, the Company adopted the Executive Equity Investment Program (the "Investment Program"), which draws its shares from the 1995 EICP. The Investment Program was implemented by the Compensation Committee in 1997 to foster executive "at risk" investment in the Company, long-term equity ownership and commitment to the future of the Company by permitting selected executives to forego receipt of future compensation and/or regular annual stock option grants for a specified period in exchange for a current grant of non-qualified options with an exercise price equal to fair market value at the date of grant.

     Mr. Farley elected to participate in the Executive Equity Investment Program and received a grant in February 1997 in lieu of his then base salary and regular stock option grants for 1997, 1998 and 1999. Therefore, Mr. Farley did not receive regular stock option grants for 1997 or 1998. Other executive officers and key employees received their regular stock option grants as scheduled for 1998.

     In November 1998, the Committee made a special grant of premium priced short-term stock options to executive officers including the Chief Executive Officer and other key employees in recognition of strategic progress by the management team in cost reductions, completing the move of manufacturing offshore, improving customer service, new product development, inventory reduction and reduction in long-term debt. These special options were awarded at a 20% premium above fair market at date of grant, exercisable for a limited term of four years and subject to three-year vesting at the rate of one-third per annum.

TAX CONSIDERATIONS

     As noted above, the Compensation Committee's executive compensation strategy is designed to be cost and tax-effective. Therefore, the Compensation Committee's policy is to preserve corporate tax deductions, including the deductibility of compensation paid to the Named Officers pursuant to Section 162(m) of the Internal Revenue Code, while maintaining the flexibility to approve compensation arrangements which it deems to be in the best interests of the Company and its shareholders, but which may not always qualify for full tax deductibility.

                                    *  *  *

               MEMBERS OF THE COMPENSATION COMMITTEE DURING 1998

                            A. Lorne Weil, Chairman
                             Dennis S. Bookshester
                               Sir Brian Wolfson

                               PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total shareholder return on the Class A shares (based upon the trading of FOL Class A Common Stock during the performance period) for the last five years with the cumulative total return of the Standard & Poor's 500 Index and the Value Line Apparel Industry Index ("Industry Index") over the same period (assuming the investment of $100 in FOL Class A Common Stock and in each index on December 31, 1993 and the reinvestment of all dividends, if any).

                          [Performance Results Graph]

  ----------------------------------------------------------------------------------------
                                     1993     1994     1995     1996      1997     1998(1)
  ----------------------------------------------------------------------------------------
  Fruit Of The Loom, Inc.           $100.0   $111.9   $100.5   $157.0    $106.2   $ 57.3
  ----------------------------------------------------------------------------------------
  Peer Group(2)                      100.0     98.7    119.4    159.9     166.0    150.3
  ----------------------------------------------------------------------------------------
  S&P 500                            100.0    101.3    139.4    171.4     228.8    293.9
  ----------------------------------------------------------------------------------------

-------------------
(1) Reflects the last trading day of Fruit of the Loom's 1998 fiscal year (1/1/98 to 1/2/98).

(2) Peer group includes 17 companies in Value Line Apparel Industry Index (including Fruit of the Loom).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From 1993 to 1998, the Company guaranteed the repayment of debt incurred by Acme Boot and/or loaned funds to Acme Boot. In June 1998, Acme Boot entered into agreements with unrelated parties for the sale of certain assets and its business. Financing for the sale of the business was completed in the third quarter of 1998, at which time the Company satisfied the Acme Boot guarantees in full and Acme Boot made loan repayments to the Company of $9,000,000.

     On February 24, 1999 the Board of Directors, excluding Mr. Farley, approved the Company's guarantee of $65,000,000 of indebtedness of Mr. Farley. The Company's obligations under the guarantee are secured by 2,507,512 shares of FOL Preferred Stock and all of Mr. Farley's assets. In consideration of the guarantee, which is scheduled to expire in September 2000, Mr. Farley pays the Company an annual guarantee fee equal to 2% of the outstanding principal balance of the loan. The Board received an opinion from an independent financial advisor that the terms of the transaction are commercially reasonable. In addition, in October 1998, the Company advanced $3,500,000 to Mr. Farley, which amount will be repaid by Mr. Farley no later than March 31, 1999.

     In connection with the Reorganization, in exchange for their FOL Class B common stock, Mr. Farley and Farley Inc. received 5,229,421 shares of FOL Preferred Stock and four (4) Class B shares. The Board of Directors received a fairness opinion from an independent financial advisor that the terms of the transaction are fair to the Class A shareholders of FOL. See "Voting Securities; Proxies."

                                 OTHER MATTERS

     On July 1, 1998, the New England Health Care Employees' Pension Fund filed a purported class action on behalf of all those who purchased Fruit of the Loom, Inc. common stock and publicly traded options between July 24, 1996, and September 5, 1997 (the "Class Period") against the Company and William Farley, Bernhard Hansen, Richard C. Lappin, G. William Newton, Burgess D. Ridge, Larry
K. Switzer and John D. Wigodsky, each of whom is a current or former officer of the Company, in the United States District Court for the Western District of Kentucky (the "New England Action"). The plaintiff claims that the defendants engaged in conduct violating Section 10(b) of the Securities Exchange Act of 1934 (the "Act"), and that the Company and Mr. Farley are also liable under
Section 20(a) of the Act. According to the plaintiff, the Company, with the knowledge and assistance of the individual defendants, made certain material misrepresentations and failed to disclose certain material facts about the Company's condition and prospects during the Class Period, causing the plaintiff and the class to buy Company shares or options at artificially inflated prices. The plaintiff also alleges that during the Class Period, the individual defendants sold shares of the Company while possessing material non-public information. The plaintiff asks for unspecified amounts as damages, interest and costs and ancillary relief. The defendants filed a motion to dismiss the action which is currently being briefed. The defendants also filed a motion to change venue from Bowling Green, Kentucky, and such motion is not yet fully briefed.

     On August 26, 1998, Carol Bradley filed a purported derivative action on behalf of the Company, against William Farley, Richard C. Lappin, Omar Z. Al Askari, Dennis S. Bookshester, Henry A. Johnson, Mark H. McCormack, Larry K. Switzer, A. Lorne Weil and Sir Brian Wolfson, each of whom is a current or former director of the Company, and the Company, as a nominal defendant, in the Warren Circuit Court of the State of Kentucky. The plaintiff asserts various common law claims against the individual defendants including, inter alia, breach of fiduciary duty, waste of corporate assets, breach of contract and constructive fraud claims. The plaintiff also asserts an insider trading claim against defendants Farley, Lappin and Switzer. The claims asserted against the individual defendants are based on the same alleged misrepresentations and omissions which form the basis of the claims asserted by the plaintiff in the New England Action as described above. The plaintiff seeks unspecified compensatory and punitive damages, attorneys' fees and costs and ancillary relief. On September 18, 1998, defendant Farley, with the consent of the Company, removed this action from state court to the United States District Court for the Western District of Kentucky. Those defendants subsequently filed a motion to dismiss on the ground that the plaintiff failed to make an appropriate demand on the Company prior to filing the action. That motion has been briefed and is awaiting a court ruling. The defendants also filed a motion to change venue from Bowling Green Kentucky, and such motion is not yet briefed.

                             VOTE REQUIRED; QUORUM

     Two directors of the Company will be elected by a majority of the votes of the Class A shares, voting as a separate class, present in person or represented by proxy and entitled to vote at the Annual Meeting. Five directors will be elected by the holders of a majority of the voting power of the Class A shares and Class B shares, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The holders of one-third of the shares entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes will be included in determining the presence of a quorum. Abstentions will be considered present and entitled to vote with respect to any proposal presented at the Annual Meeting or any adjournment thereof. Broker non-votes with respect to any proposal will not be considered present and entitled to vote with respect to such proposal. Neither abstentions nor broker non-votes will have any effect on the voting on the proposal to elect seven directors to the Company's Board of Directors.

                                  SOLICITATION

     This solicitation is made by the Company, and the cost of this proxy solicitation will be paid by the Company. The Company may use the services of its directors, officers and employees (who will receive no additional compensation) to solicit proxies personally or by telephone. The Company may also request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to their principals at the Company's expense. In addition, the Company has engaged Georgeson & Company, Inc. to solicit proxies from brokers, banks, nominees and other institutional holders. The Company will pay a fee of $7,000 to Georgeson for its services.

                              INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young LLP to audit the financial statements of the Company and its subsidiaries for the fiscal year ended January 2, 2000. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if such representative desires, and will be available to respond to appropriate questions with respect to that firm's examination of the Company's consolidated financial statements.

                         PROPOSALS OF SECURITY HOLDERS

     Proposals of shareholders intended to be included in proxy materials for presentation at the 1999 Annual Meeting of Shareholders of the Company must be received by John J. Ray III, the Secretary of the Company, c/o 5000 Sears Tower, 233 South Wacker Drive, Chicago, Illinois 60606, by February 15, 2000. Additionally, the Company will retain discretionary authority to vote on any shareholder proposal for which the Company does not receive notice by February 15, 2000. The 1999 Annual Meeting of Shareholders of the Company is expected to occur in May 2000.

                                 OTHER BUSINESS

     It is not anticipated that any matters will be presented to the shareholders other than those listed in the accompanying Notice of Annual Ordinary General Meeting of Shareholders and described in this Proxy Statement. However, if other matters are brought before the meeting, it is intended that the persons named in the accompanying proxy will vote as the Board of Directors directs.

P                              PROXY SOLICITATION

                           FRUIT OF THE LOOM, LTD.
R
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

O            FOR THE ANNUAL ORDINARY GENRAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MAY 18, 1999
X


Y
        THE UNDERSIGNED HEREBY APPOINTS WILLIAM FARLEY AND JOHN J. RAY III AS PROXIES, EACH WITH POWER OF SUBSTITUTION, AND HEREBY AUTHORIZES THEM TO REPRESENT THE UNDERSIGNED AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE, ALL THE SHARES OF CLASS A ORDINARY SHARES HELD OF RECORD BY THE UNDERSIGNED ON MARCH 22, 1999, AT THE ANNUAL ORDINARY GENERAL MEETING OF SHAREHOLDERS OF FRUIT OF THE LOOM, LTD. TO BE HELD ON MAY 18, 1999, AND AT ANY ADJOURNMENTS THEREOF, UPON THE MATTERS SET FORTH IN THE NOTICE OF ANNUAL ORDINARY GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.


                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


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


THE BROAD OF DIRECOTRS UNANIMOUSLY RECOMMENDS THAT SHAREHODERS VOTE FOR ALL THE      PLEASE MARK                  [X]
NOMINEES LISTED BELOW (PROPOSAL 1)                                                   YOUR VOTES AS
                                                                                     INDICATED IN THIS
                                                                                     EXAMPLE



1. ELECTION OF DIRECTORS - NOTE: HOLDERS  OF CLASS A
   ORDINARY SHARES VOTE IN SECTIONS A AND B BELOW.
                                                               FOR      WITHHOLD
   A. DIRECTORS ELECTED BY HOLDERS OF CLASS A ORDINARY                  FOR ALL         2. IN THEIR DISCRETION, THE PROXIES ARE
      SHARES VOTING AS A SEPARATE CLASS   OMAR Z. AL ASKARI   [   ]      [   ]             AUTHORIZED TO VOTE UPON SUCH OTHER
                                          MARK H. MCCORMACK   [   ]      [   ]             BUSINESS AS MAY PROPERLY BE BROUGHT
                                                                                           BEFORE THE MEETING AND ANY ADJOURNMENT
                                                                                           THEREOF.
      (TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL
      NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE      ---------------------
      PROVIDED TO THE RIGHT)

                                                             FOR        WITHHOLD        THIS PROXY, WHEN PROPERLY EXECUTED WILL BE
   B. DIRECTORS ELECTED BY HOLDERS OF CLASS A ORDINARY                  FOR ALL         VOTED IN THE MANNER DIRECTED HEREIN BY THE
      SHARES AND HOLDERS OF CLASS B ORDINARY SHARES VOTING    [   ]      [   ]          UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION
      TOGETHER AS A CLASS: DENNIS BOOKSHESTER, WILLIAM        [   ]      [   ]          IS MADE, THE PROXY WILL BE VOTED "FOR" ALL
      FARLEY, HENRY A. JOHNSON, A. LORN WEIL AND SIR BRIAN                              THE NOMINEES LISTED ABOVE.
      WOLLSON.


      (TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL
      NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE      ---------------------
      PROVIDED TO THE RIGHT)





SIGNATURE                                        SIGNATURE                                        DATE
         --------------------------------------           --------------------------------------      ----------------------------
NOTE: PLEASE DATE YOUR PROXY AND SIGN EXACTLY AS THE NAME OR NAMES APPEAR ON YOUR STOCK CERTIFICATE.  ALL JOINT OWNERS OF STOCK
SHOULD SIGN ABOVE.  SIGN YOUR FULL TITLE WHEN SIGNING AS AN EXECUTOR, ADMINISTRATOR, PERSONAL REPRESENTATIVE, TRUSTEE, ETC.  PLEASE
RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.


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